As filed with the Securities and Exchange Commission on May 6, 2004

Registration No. 33-66036-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Transocean Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	66-0582307 (I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Transocean U.S. Savings Plan
(Full title of the plan)

Eric B. Brown, Esq.
Transocean Inc.
4 Greenway Plaza
Houston, Texas 77046
(Name and address of agent for service)

(713) 232-7500
(Telephone number, including area code, of agent for service)

     This Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 33-66036-99 (the “Registration Statement”)) filed by Transocean Inc. (formerly Transocean Offshore Inc., “Transocean”) relates to its ordinary shares, par value $.01 per share (“Ordinary Shares”), to be offered and sold pursuant to the Transocean U.S. Savings Plan (formerly Transocean Offshore Savings Plan).

     In accordance with an undertaking made by Transocean in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Transocean hereby deregisters all Ordinary Shares registered under the Registration Statement which are issuable under the Transocean U.S. Savings Plan and which remain unsold as of the date hereof and all interests in the Transocean U.S. Savings Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 5, 2004.

TRANSOCEAN INC.
By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President, General Counsel and Corporate Secretary